Exhibit No.:  4.6





                                  CRYOCON INC.
                                    (Sellers)

                          SECURITIES PURCHASE AGREEMENT



                           PARAGON VENTURE FUND V, LLC
                                     (Buyer)


                         Dated as of September 15, 2000


           Agreement by which Sellers issues Convertible Debentures to
                           PARAGON VENTURE FUND V, LLC

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (the "Agreement") is made as of September 15, 2000, by and among Cryocon Corporation, a Utah corporation (the "Company"), with its principal office at 2250 North 1500 West, Ogden, Utah, 84404, and Paragon Venture Fund V, LLC or its assigns (the "Purchaser"), an Illinois Limited Liability Company, with it's principal office at 501 W. Monroe, Springfield, IL 62704.

         The Company desires to issue to the Purchaser and the Purchaser desires to purchase from the Company, upon the terms and subject to the conditions set forth herein the convertible Debentures (as defined hereafter) of the Company.

         In consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:


                                    SECTION 1
                AUTHORIZATION AND SALE OF CONVERTIBLE DEBENTURES

         1.1 AUTHORIZATION. The Company has authorized the sale and issuance to the Purchaser, on the terms and subject to the conditions of this Agreement, of its Convertible Debentures in the aggregate principal amount of ONE MILLION, FIVE HUNDRED SIXTY-FOUR, TWO HUNDRED THIRTY-SIX DOLLARS ($1,564,236.00), and containing the terms and conditions and in the form of the Debenture set forth in Exhibit "A" attached hereto (the "Debentures"). Capitalized terms not otherwise defined herein shall have the meaning set forth in the debentures. The Debentures are convertible into the Company's Common Stock as defined in Section
3.4 hereof.

         1.2 SALE OF CONVERTIBLE DEBENTURES. At the Closing, on the terms and subject to the conditions of this Agreement, the Company shall issue to the Purchaser and the Purchaser will buy from the Company, Debentures in the aggregate principal amount of ONE MILLION, FIVE HUNDRED SIXTY-FOUR, TWO HUNDRED THIRTY-SIX DOLLARS ($1,564,236.00).


                                    SECTION 2
                             CLOSING DATE; DELIVERY

         2.1 CLOSING. The Closing of the purchase and sale of the convertible debentures hereunder (the "Closing") shall be held not later than June 30, 2000, or on such later date or dates as the Company and the Purchaser may agree to (the date of such Closing being referred to as the "Closing Date"), at the offices of Cryocon, Inc., 2250 North 1500 West, Ogden, Utah 84404, or such other place as the Purchaser and the Company may mutually agree. The date of any Closing of the transactions contemplated by this Agreement is sometimes also referred to herein as the "Closing Date."

         2.3 PAYMENT AND DELIVERY. At the Closing, the Company will deliver to the Purchaser a Debenture in the aggregate principal amount of ONE MILLION, FIVE HUNDRED SIXTY-FOUR, TWO HUNDRED THIRTY-SIX DOLLARS ($1,564,236.00), upon delivery of said payment by the Purchaser, by check or wire transfer of funds immediately available to the account designated by the Company.

                                    SECTION 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchasers as follows:

         3.1 ORGANIZATION AND STANDING; CERTIFICATE AND BYLAWS. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Utah and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is not qualified to do business as a foreign corporation in any jurisdiction and such qualification is not presently required.

         3.2 CORPORATE POWER. The Company will have at the Closing Date all requisite corporate power to execute and deliver this Agreement, to sell and issue the convertible debentures and the Common Stock (together, the "Conversion Stock"), in accordance with the provisions of and the terms of this Agreement and the Debenture.

         3.3 SUBSIDIARIES. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

         3.4 CAPITALIZATION. Cryocon's authorized Capital Stock consists of 20,000,000 shares of common stock, with no par value, of which 11,000,000 shares have been issued and are outstanding (The "Common Stock"), and no shares of Preferred Stock are authorized (collectively the "Capital Stock" or the "Shares") validly issued, and are fully paid and nonassessable. Cryocon has sold convertible promissory notes (the "Cryocon Notes") in the aggregate principal amount of $50,000. The Cryocon Notes are convertible into shares of the common stock of either Cryocon, any successor, Cryocon's parent company, or the Company, after the Closing. Except as expressed in this section, Cryocon does not have any other outstanding equity securities, options, warrants or similar instruments, and is not a party to or bound by any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, whereby Cryocon is bound to issue shares of its Capital Stock or any instrument or right convertible into or exchangeable for shares of its Capital Stock, nor relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any Capital Stock of Cryocon of any type or class. No person has preemptive or similar rights as to the Cryocon Shares.

         3.5 AUTHORIZATION. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Convertible Debentures by the Company, the authorization, sale, issuance and delivery of the Shares and the Conversion Stock and the performance of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement and the Debenture, when executed and delivered by the Company, shall constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, and other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable; and the Conversion Stock issuable upon conversion of the Debentures has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable; provided, however, that the Conversion Stock may be subject to restrictions on transfer under state or federal securities laws and restrictions set forth herein.

         3.6 TITLE TO PROPERTIES AND ASSETS; LIENS. The Company has good and valid title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business.

         3.7 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns and reports when and as required by law and has never been audited by any state or federal taxing authority. All tax returns and reports of the Company, if applicable, are true and correct in all material respects.

         3.8 PATENTS AND TRADEMARKS. The Company owns or has the right, or prior to the Closing will own or have the right, to use, free and clear of all, charges, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights necessary to its business as now conducted (intellectual property rights), and is not, to the best of its knowledge, infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed, would violate any patent, trademark, service mark, trade name, copyright or trade secret or other proprietary right of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

         3.9 MATERIAL CONTRACTS AND COMMITMENTS. Neither the Company, nor, to the best knowledge of the Company, any third party is in default under any material contract, agreement or instrument to which the Company is a party.

         3.10 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME. The Company is not in violation of any terms of it's Amended Articles of Incorporation, Bylaws, or in any material respect of any term or provision of any material mortgage, indenture, contract, agreement or instrument to which it is a party or by which it is bound, and to the best of its knowledge, is not in violation of any order, statute, rule or regulation applicable to the Company, which violation reasonably would be expected to have a material adverse effect on the Company's business or financial condition. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Debentures and the Conversion Stock, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, or result in the creation of, any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

         3.11 LITIGATION. There are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to the best of the Company's knowledge, is there any written threat thereof), which, either in any case or in the aggregate, reasonably would be expected to result in any material adverse change in the business or financial condition of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, and none which questions the validity of this Agreement or the Debenture or any action taken or to be taken in connection herewith. The Company is not a party to, or to the best of its knowledge named in any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate.

         3.12 EMPLOYEES. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company. The Company does not have any collective bargaining agreements covering any of its employees.

         3.13 REGISTRATION RIGHTS. Except as set forth in the Debentures provided the Purchaser and those provided earlier to Robert Brunson, the Company is not currently under any obligation to register under the Securities Act of 1933, as amended (the "Act") any of its presently outstanding securities or any of its securities which may hereafter be issued.

         3.14 GOVERNMENTAL CONSENT. No consent, approval or authorization of, or designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement and the Debentures, or the offer, sale or issuance of the Conversion Stock, or the consummation of any other transaction contemplated hereby, except qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Conversion Stock under the Federal Securities Laws and other applicable Blue Sky laws, which filing and qualification, if required, will be accomplished in a timely manner prior to or promptly upon completion of the Closing.

         3.15 FEES. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges except legal, consulting and organizing expenses in connection with this Agreement or any transaction contemplated hereby.

         3.16 DISCLOSURES. No representation, warranty or statement by the Company in this Agreement, or in any written statement or certificate furnished to the Purchasers pursuant to this Agreement, contains any untrue statement of a material fact or, when taken together, omits to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading. However, as to any projections furnished to the Purchasers, such projections were prepared in good faith by the Company, but the Company makes no representation or warranty that it will be able to achieve such projections. The Company has fully provided Purchaser with all the information that Purchaser requested for deciding whether to purchase the Securities.

         3.17 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company, and believes it can obtain without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

                                    SECTION 4
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Purchaser hereby represents and warrants to the Company with respect to its purchase of the Debentures as follows:

         4.1 AUTHORIZATION. This Agreement and the Debenture, when executed and delivered by the Purchaser, will constitute the Purchaser's valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, the Purchaser hereby confirms, that the Debentures and the Conversion Shares (collectively, the "Securities") will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser represents that it has the full power and authority to enter into this Agreement.

         4.3 INVESTMENT EXPERIENCE. The Purchaser is a Purchaser in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Debentures and the Conversion Stock. If other than an individual, the Purchaser also represents it has not been organized solely for the purpose of acquiring the Debentures or Conversion Shares.

         4.4 ACCREDITED PURCHASER. The Purchaser is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

         4.5 NO PUBLIC MARKET. Purchaser understands that no public market now exists for any of the securities issued by the Company and that it is unlikely that a public market will ever exist for the Debentures or Conversion Shares.

         4.6 RECEIPT OF INFORMATION. Purchaser received and reviewed this Agreement and all Exhibits thereto; it, its attorney and its accountant have had access to, and had an opportunity to review all documents and other materials requested from the Company; The Purchaser and they have been given an opportunity to ask any and all questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain all information it or they believe necessary or appropriate to evaluate the suitability of an investment in the Debentures and the Conversion Shares. The Purchaser did not rely upon any representations or other information (whether oral or written) other than as set forth in the documents and answers referred to above.

         4.7 RESTRICTED SECURITIES. The Purchaser understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Act only in certain limited circumstances. In addition, the Purchaser represents that it is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         4.8 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless:

         (a) The Securities and Conversion Shares are transferred (i) pursuant to a current registration statement and prospectus under the Securities Act,
(ii) pursuant to Rule 144 of the SEC (or any similar rule then in force), (iii) to an Affiliate or member of the family of the transferor (provided that the subsequent transfer of the Debentures and Conversion Securities is restricted) or (iv) subject to the conditions set forth in Section 4.8 (b), any other legally available means of transfer; and,

         (b) In connection with any transfer of any Debentures and Conversion Shares (other than a transfer described in Section 4.8 (a) (i), (ii) and (iii)), the Purchaser has notified the Company of the proposed disposition and furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if requested by the Company, the Purchaser shall furnish the Company written opinion of a legal counsel, who is to the Company's reasonable satisfaction, knowledge in securities law matters; and,

         (c) The Purchaser shall have sold, assigned, transferred, pledged or otherwise disposed of the Securities in a transaction involving the distribution without consideration of the Securities by the Purchaser to any of it's members involving the transfer or distribution of the Securities by a corporation to any subsidiary, parent or affiliated corporation of such corporation; provided in each case that the Purchaser shall give written notice to the Company of such Purchaser's intention to effect such transfer, sale, assignment, pledge or other disposition. The Purchaser will cause any such proposed purchaser, assignee, transferee or pledgee of any Securities held by the Purchaser to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Agreement.

         4.9 LEGENDS. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

         (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE
                  SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT."

          (b) Any legend required by the laws of the State of Utah or the State of Illinois.


                                    SECTION 5
                        CONDITIONS TO CLOSING OF COMPANY

         The Purchasers' obligations to purchase any Securities hereunder is subject to the satisfaction of each of the following conditions precedent:

         5.1 CONTRAVENE ANY LAW. The issuance and sale of the Securities shall not contravene any law, rule or regulation applicable to, or result in any liability or obligation for, the Purchaser or the Company.

         5.2 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date, with the same force and effect as if they had been made on and as of said date.

         5.3 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date, shall have been performed or complied with in all material respects.

         5.4 BLUE SKY. The Company shall have obtained all necessary Blue Sky Law permits and qualification required by any state for the offer and sale of the Debentures and the Conversion Stock, unless there is an applicable exemption.

         5.5 NO LAWSUITS. No actions, suit, investigation or proceedings shall be pending or threatened before any court or Governmental Agency to restrain, prohibit, and collect damages as a result of or otherwise challenge this Agreement or any related document or any transaction contemplated hereby or thereby;

         5.6 ALL ACTS COMPLETE. All acts or covenants required hereunder to be performed by the Company prior to the Closing shall have been fully performed by the Company.

         5.7 The following documents and items shall be delivered to the Purchaser at or prior to the Closing:

         (m) A fully executed counterpart of this Agreement, and fully executed Debenture.

         (n) Certificates of a duly authorized officer of the Company dated as of the Closing Date:

                  (i) Stating that the following conditions have been satisfied as of the Closing Date

                            1) The representations and warranties of the Company contained herein and in any writing delivered pursuant hereto were true and correct when made and are materially true and correct as of the time of the Closing;

                            2) No actions, suit, investigation or proceedings shall be pending or threatened before any court or Governmental Agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any related document or any transaction contemplated hereby or thereby; and

                            3) All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date, shall have been performed or complied with in all material respects.

                  (ii) Setting forth the resolutions of the Board of Directors authorizing the execution and delivery of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby and thereby, and certifying that such transactions contemplated hereby and thereby, and certifying that such were duly adopted and have not been rescinded or amended;


                                    SECTION 6
                       CONDITIONS TO CLOSING OF PURCHASERS

         6.1 Closing Deliveries to the Company. The Purchaser will deliver to the Company the aggregate purchase price of the Securities to be acquired by the Purchaser.


                                    SECTION 7
                            COVENANTS OF THE COMPANY

         7.1 RESTRICTED ACTIONS. Without the prior written consent of the Purchaser, and for so long as any of the Debentures remain outstanding, the Company shall not:

         (i) Become subject to any agreement or instrument, which by its terms would (under any circumstances), restrict or impair the Company's right to comply with or fulfill its obligations under the terms of this Agreement of the Convertible debentures or of the related document;

         (j)      Materially alter or change the business of the Company; and

         (o) Alter the rights, preferences and privileges of the Securities or Debentures.


         7.2 REQUIRED ACTIONS. For so long as any of the Debentures remain outstanding, the Company shall;

                  (a) Cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Board of Directors may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the foregoing shall not prevent the Company from discontinuing the maintenance or operation of any of such properties if such discontinuance is, in the judgment of the Company's management, desirable in the conduct of its business of any of its Subsidiaries and is not disadvantageous in any material respect to the holders of the Securities;

                  (b) Preserve and keep in full force and effect the corporate existence, rights, licenses and franchises of the Company, provided, however, that the Company shall not be required to preserve any such right, license or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the holders of Securities;

                  (c) Maintain the books, accounts and records of the Company, in accordance with past custom and practice as used in the preparation of the Financial Statements except to the extent permitted or required by GAAP.

                  (d) Keep all of its properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties (which may include self-insurance, if reasonable and in comparable form to that maintained by companies similarly situated.);

                  (e) Comply with all material legal requirements and material contractual obligations applicable to the operations and business of the Company and pay all applicable taxes as they become due and payable;

                  (f) Permit representatives of the Holder of the Debenture and its agents (including their counsel, accountants and consultants), subject to the execution of a reasonable confidentiality agreement, to have reasonable access upon reasonable notice during business hours to the Company's books, records, facilities, key personnel, officers, directors, customers, independent accountants and legal counsel so long as such access does not violate any applicable Federal or state law or cause the loss of the attorney-client privilege;

                  (g) Maintain all material Intellectual Property Rights necessary to the conduct of its business and own or have a valid license to use all right, title and interest in and to, such material Intellectual Property Rights;

                  (h) Deliver Conversion Shares in accordance with the terms and conditions, and time period, set forth in the Debentures; and

                  (i) Take such actions and execute, acknowledge and deliver, at Company's sole cost and expense such agreements, instruments or other documents as the Purchaser may reasonably require from time to time in order to (i) carry out more effectively the purposes of this Agreement and the related documents, (ii) maintain the validity and effectiveness of any of the related documents, and (iii) to better assure, convey, grant, assign, transfer and confirm unto the Purchaser the rights now or hereafter intended to be granted to the Purchaser under this Agreement or any related document.





                                    SECTION 8
                               REGISTRATION RIGHTS

         8.1 REGISTRATION RIGHTS. The Company, at its sole cost and expense, covenants to register or qualify or cause to be registered or qualified by one or more registrations or qualifications under applicable federal and state securities laws the sale and resale by the Purchaser of all the Conversion Shares and all of the additional shares of Common Stock issued or issuable to the Purchaser pursuant to this Debenture, if any, (the "Registrable Securities"), and to maintain such registrations or qualifications effective for all periods during which any portion of any Debenture may be converted. The Company covenants to use its best efforts to cause such registrations or qualifications to become effective as soon after filing as possible and to remain effective for all periods during which any portion of any Debenture may be converted. The Company covenants to prepare and file with the Securities and Exchange Commission such amendments and supplements to such registrations or qualification and the prospectus used in connection therewith as may be necessary to keep such registrations or qualifications effective and to comply with the provisions of the Securities Act of 1933, as amended, respect to the disposition of all securities covered by such registration or qualification in accordance with the intended methods of disposition by the Purchaser thereof set forth in such registration or qualification.

         8.2 Piggyback Registration. If Company, at any time or times proposes or is required to register any of its Capital Stock or other equity securities for public sale for cash under the Securities Act (other than on Forms S-4 or S-8 or successor forms thereto or any form on which the Registrable Securities are not eligible to be registered), and any applicable state securities law, it will at each such time or times give written notice to the Purchaser of its intention to do so. Upon the written request of Purchaser given within fifteen
(15) days after receipt of any such notice, Company shall use its best efforts to cause the registration of Purchaser's conversion shares pursuant to the Securities Act and any applicable state securities laws; provided, that if the Piggyback Registration involves a public offering and the underwriters thereof advise Company in writing that in their opinion the Conversion Shares proposed to be registered in such Piggyback Registration should be offered for sale so as not to materially and adversely affect the price or salability of the stock being registered by Company, then the Purchasers proposing to include conversion shares in the registration statement, other than pursuant to the exercise of demand rights or piggyback rights, shall reduce on a pro rata basis the number of Conversion Shares to be included in the registration statement.

                                    SECTION 9
                                  MISCELLANEOUS

         9.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Utah, without giving effect to the conflicts of laws principles thereof.

         9.2 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. Any legal action or proceeding with respect to this Agreement or any related document may brought in the courts of Utah in the County of Weber, or in the United States District Court for the Northern District of Utah, and, by execution and delivery of this Agreement, the parties hereby irrevocably accept in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

         9.3 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

         9.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersede all prior oral or written arrangements or understandings.

         9.5 HEADINGS. The headings of the various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

         9.6 AMENDMENT AND WAIVER. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the Company and the Purchaser. Any failure of the Company to comply with any provision hereof may only be waived in writing by the Purchaser, and any failure of the Purchaser of the Securities, or the Conversion Shares to comply with any provision hereof may only be waived in writing by the Company. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or failure. No failure by any party to take any action against any action against any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

         9.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         9.8 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including each subsequent holder of Securities or Conversion Shares. Except, as otherwise specifically provided herein, this Agreement shall not be assignable by the Company without the prior written consent of the Purchaser.

         9.9 NO THIRD PARTY BENEFICIARIES. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         9.10 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be (i) delivered in person,
(ii) transmitted by fax (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telephone number set forth below, or such other address or fax number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving fax or one day following deposition with an overnight courier service.

     (e) To the Company:            CRYOCON, INC.
                                    2250 North 1500 West
                                    Ogden, UT  84404

     (b) To the Purchaser:          PARAGON VENTURE FUND V, LLC.
                                    501 West Monroe
                                    Springfield, IL  62704

         9.11 REMEDIES CUMULATIVE. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or agents as of the day and year first above written.

         COMPANY:
         CRYOCON, INC.
         By:             /s/
             ---------------------------------
                  Robert W. Brunson,
                  President

         PURCHASER:

         PARAGON VENTURE FUND V, LLC


         By:             /s/
             ---------------------------------
         Lyndell Parks, Manager

THE SECURITIES REPRESENTED BY THIS CONVERTIBLE DEBENTURE WERE ORIGINALLY ISSUED ON SEPTEMBER 15, 2000 AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAW. THE SALE OF THE COMPANY'S SECURITIES IS BEING MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED IN SECTION 4 (2) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND REGULATION D, RULE 506. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS SUBORDINATED CONVERTIBLE DEBENTURE IS SUBJECT TO THE CONDITIONS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT, DATED SEPTEMBER 15, 2000, BETWEEN THE ISSUER AND THE PURCHASER NAMED THEREIN. THE ISSUER RESERVES THE RIGHT TO REFUSE ANY TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER.

CRYOCON, INC.
(A Utah Corporation)

10% Convertible Promissory Debenture Due February 1, 2003

Registered Owner: PARAGON VENTURE FUND V, LLC

Principal Amount: $1,564,236.00

Issue Date:       September 15, 2000

         21. CONVERTIBLE DEBENTURE (the "Debenture") dated as of September 15, 2000, by and between Cryocon, Inc. (the "Company"), a Utah corporation with an address at 2250 North 1500 West, Ogden, UT 84404; and Paragon Venture Fund V, LLC, an Illinois Limited Liability Company or his assigns (the "Holder"), with an address at 501 West Monroe Street, Springfield, IL.

         22. This Debenture is issued pursuant to a Securities Purchase Agreement, dated as of September 15, 2000 (the "Purchase Agreement"), by and between Company and Holder. The Purchase Agreement contains terms governing the sale of Assets to the Company, and all provision of the Purchase Agreement is hereby incorporated herein in full by reference. Except as otherwise indicated herein, capitalized terms used in this Debenture have the same meanings set forth in the Purchase Agreement.

         23. The Debenture shall be converted immediately into shares of common stock of the Company following the closing of the merger transaction between the Company and ISO Block USA, A Colorado Corporation. Said stock shall be issued in such sums and amounts as has been received of the Principal Amount in accordance with the terms of Conversion provided in Section 4 of this Agreement.

         24.      REDEMPTION:

         (a) Redemption. If at any time after the Issue of this Debenture, an Event of Default occurs, the Company shall redeem at the option of the Holder of this Debenture, the outstanding principal amount of this Debenture. The "Redemption Price" is the total unpaid principal amount at the Redemption Date.

         (b) Notice of Redemption. The Holder may submit written notice of redemption, pursuant to paragraph (a) above, to the Company not less than (10) ten days prior to the date specified in the notice on which such redemption is to be made (the "Redemption Date"). In the case less than all the aggregate principal amount of the Debenture is redeemed, a new Debenture representing the aggregate principal amount of the unredeemed Debenture shall be issued to the Holder thereof without cost to such Holder within two (2) business days after the surrender of this Debenture.

         (c) Redemption Payments. For each Debenture or portion thereof which is to be redeemed hereunder, the Company shall be obligated on the applicable Redemption Date to pay to the Holder thereof (upon surrender by such Holder at the Company's principal office of the Debenture) the Redemption Price in cash or in immediately available funds. If the Company does not make the payment when due, interest will accrue on all outstanding Debentures from and after the Redemption Date at the Default Rate, the Conversion Price calculated pursuant to Section 4 in connection with any subsequent conversion of this Debenture will be reduced to $1.50 per share, and this Debenture shall be immediately convertible notwithstanding any other restrictions on conversion.

         (d) Interest After Redemption Date. If the Redemption Price of such Debenture is paid in full to the Holder of the Debenture on the Redemption Date, this Debenture shall not be entitled to any interest accruing after such date and on such date, all rights of the Holder of the Debenture shall cease, and the Debenture shall no longer be deemed to be issued and outstanding.

         25. Conversion. Subject to and upon compliance with the provisions of the Debentures, at the option of the Holder thereof, the Debentures or any portion thereof and any accrued and unpaid interest thereon may be converted into fully paid and nonassessable shares (calculated as to the nearest number of whole shares) of the Company's Common Stock at the Conversion Price as defined herein (the "Conversion Shares"). The "Conversion Price" is $2.00 per share. The total number of shares of Common Stock into which Debenture may be converted will be determined by dividing the unpaid principal amount, plus accrued and unpaid interest thereon by the Conversion Price. No fractional shares will be issued upon conversion. The Conversion right expires when all of the Debentures have been paid in full, including accrued interest and costs of collection.

         In the case of any Debenture which is surrendered for conversion, accrued and unpaid interest will be payable on such Debenture with respect to the period ending on conversion date.

         Upon the occurrence of an Event of Default, all of the Debentures shall be immediately convertible notwithstanding any timing restrictions imposed herein.

         A. Exercise of Conversion Right. To exercise the conversion right, the Holder of the Debenture shall surrender to the Company such Debentures, duly endorsed, accompanied by written Notice of Conversion to the Company in the form provided in this Debenture that the Holder elects to convert such Debenture, or if less than the entire principal amount thereof is to be converted, the specified portion.

         Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Debentures as Holders shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time.

         Within two days after the conversion date, the Company, without cost to the Holder, shall issue and deliver to Holder the converted Debenture or the person, specified by such Holder, a certificate for the number of full shares of Common Stock issuable upon conversion registered in the name of such Holder or such other person as shall have been specified by such Holder and all accrued and unpaid interest on the converted Debenture or portion there upon which the Holder does not elect to receive payment in Common Stock.

         Upon Conversion of this Debenture, the Company shall take all such actions as are necessary in order to insure that the Common Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

         The Company shall not close its books against the transfer of Common Stock issued or issuable upon conversion of this Debenture in any manner that interferes with the timely conversion of this Debenture. The Company shall assist and cooperate with any Holder of this Debenture required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of this Debenture (including, without limitation, making any filings required to be made by the Company).

         The conversion rights of any Debenture subject to redemption hereunder shall terminate on the Redemption Date for such Debenture unless the Company has failed to pay to Holder thereof the Redemption Price of such Debenture or portion thereof.

         B. Consolidation of Company. In the case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding shares of the class issuable upon conversion of the Debentures), or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Holder of each Debenture, then outstanding shall have the right to exercise such Debenture for the purchase of the kind and amount of shares of Common Stock and other securities and property receivable upon such consolidation, merger, sale, or transfer by a holder of the number of shares of Common Stock which would have been issuable if the conversion of the Debentures had occurred immediately prior to such consolidation, merger, sale or transfer.

5. Registration Rights. The Company, at its sole cost and expense, covenants to register or qualify or cause to be registered or qualified by one or more registrations or qualifications under applicable federal and state securities laws the sale and resale by the Holder of all the Conversion Shares and all of the additional shares of Common Stock issued or issuable to the Holder pursuant to this Debenture, if any, (the "Registrable Securities"), and to maintain such registrations or qualifications effective for all periods during which any portion of any Debenture may be converted. The Company covenants to use its best efforts to cause such registrations or qualifications to become effective as soon after filing as possible and to remain effective for all periods during which any portion of any Debenture may be converted. The Company covenants to prepare and file with the Securities and Exchange Commission such amendments and supplements to such registrations or qualification and the prospectus used in connection therewith as may be necessary to keep such registrations or qualifications effective and to comply with the provisions of the Securities Act of 1933, as amended, respect to the disposition of all securities covered by such registration or qualification in accordance with the intended methods of disposition by the Holder thereof set forth in such registration or qualification.

6. Piggyback Registration. If Company, at any time or times proposes or is required to register any of its Common Stock or other equity securities for public sale for cash under the Securities Act (other than on Forms S-4 or S-8 or successor forms thereto or any form on which the Registrable Securities are not eligible to be registered), and any applicable state securities law, it will at each such time or times give written notice to the Holder of its intention to do so. Upon the written request of Holder given within fifteen (15) days after receipt of any such notice, Company shall use its best efforts to cause the registration of Holder's conversion shares pursuant to the Securities Act and any applicable state securities laws; provided, that if the Piggyback Registration involves a public offering and the underwriters thereof advise Company in writing that in their opinion the Conversion Shares proposed to be registered in such Piggyback Registration should be offered for sale so as not to materially and adversely affect the price or salability of the stock being registered by Company, then the Holders proposing to include conversion shares in the registration statement, other than pursuant to the exercise of demand rights or piggyback rights, shall reduce on a pro rata basis the number of Conversion Shares to be included in the registration statement.

7. Holder's Investment Representation. Holder understands that the purchase and sale of the subject Debentures have not been registered under the Securities Act or applicable state securities laws on the basis that the purchase and sale of the Dentures are exempt from such registration under the Securities Act and Securities Laws based in part upon the representations made herein. Holder, thereby, represents that he does not intend to resell or otherwise dispose of the shares being purchased and sold hereby. Holder, further represents that he is acquiring the Debentures for investment purposes only and for his own account, not on behalf of others, and not with a view to resell or otherwise to distribute the purchased shares, and the Holder will not sell or otherwise distribute the purchased shares without registration under the Securities Act and applicable Securities Laws or pursuant to applicable exceptions therefrom.

         The Holder represents that he will not attempt to sell or otherwise distribute his Debentures, except in compliance with the anti-fraud, registration and any of the material provisions of the Securities Act and applicable Securities Law.

         A legend will be placed on the certificate evidencing the Debenture to the effect that such shares have not been registered under the Securities Act or applicable Securities Laws and that the Purchased Shares may not be resold unless they are registered under the Securities Act and Securities Laws or pursuant to applicable exemptions therefrom.

8. Representations, Warranties and Covenants. The Company hereby represents, warrants and covenants as follows:

         A. Reservation of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or out of the Common Stock held in treasury, the full number of shares of Common Stock as shall from time to time be issuable upon the conversion of all issued and outstanding Debentures.

         B. Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures, including interest, additional shares of Common Stock and penalties, will upon issue be fully paid and nonassessable and the Company will pay all taxes, liens and charges that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures pursuant hereto.

         C. Payment of Debentures. The Company shall pay the principal of, and interest on, the Debentures on the dates and in the manner provided herein and in the Debentures.

         D. Continued Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation and will refrain from taking any action that would cause its existence as a corporation to cease, including without limitation any action that would result in the liquidation, winding up or dissolution of the Company.

         E. Further Assurances. From time to time the Company will make, execute and deliver to the Holder, or cause to be made, executed and delivered to the Holder, any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of, or to facilitate the performance of, the terms of this Debenture or to secure the rights and remedies hereunder of Holders.

         F. Restricted Payments. The Company shall not declare and pay any dividends on its Capital Stock or redeem, acquire or otherwise retire for value any securities issued by it (other than the Debentures) unless, at the time of the taking of such action, no Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing.

         G. Successors. The Company shall not, whether in a single transaction or through a series of related transactions, consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any person unless such person agrees in writing to assume all obligations of the Company under the Debentures.

         H. Authorization. The Company has full authority to make and perform its obligations under the Debentures, and the Debentures when executed and delivered by the Company were or will be the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

         I. Litigation. There is no claim, litigation or governmental proceedings against the Company now pending or, to the knowledge of the Company, threatened, which is substantial in amount or which, if adversely determined would have a material adverse effect on the financial condition of the Company or the ability of the Company to perform its obligations under the Debentures.

9.       Defaults and Remedies.
         ---------------------

         E.       Events of Default. An "Event of Default" shall occur if:

                  (i) The Company defaults in the payment of principal or interest on any Debenture when the same becomes due or payable, whether at maturity or upon acceleration or redemption or otherwise;

                  (ii) The Company fails to perform or observe any material provision contained in this Debenture, the Purchase Agreement or related documents.

                  (iii) Any representation or warranty contained in the Purchase Agreement or required to be furnished to any holder of Debentures pursuant to the Purchase Agreement, or any information contained in writing required to be furnished by the Company to any holder of the Debentures, is false or misleading in any material respect on the date made or furnished;

                  (iv) The Company pursuant to or within the meaning of any Bankruptcy Law becomes a party to any bankruptcy or insolvency proceedings and such proceeding is not dismissed within thirty
                  (30) days; and

                  (v) Any material provision of the Purchase Agreement, the Debentures or any related document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company seeking to establish the invalidity or enforceability thereof, or the Company shall deny in writing that it has any liability or obligation purported to be created under the Purchase Agreement or any related document;

         B. Notice of Company's Default. Holder shall give written notice to Company of any Event of Default, which notice shall specify: (a) the nature of the act, omission, or deficiency giving rise to the Event of Default, (b) the action required to cure the default, if an action to cure is possible, and (c) a date, which shall not be less than 30 calendar days from the mailing of the notice, by which such action to cure must be taken, if any action to cure is possible.

         C. Lender's Remedies. Upon the happening of an Event of Default, after notice to Company of the Event of Default, as set forth above, and, if an action to cure is specified in the notice, Company's failure to cure the deficiency with the time specified in the notice, Holder may, in addition to other rights and remedies permitted by law, proceed with any and all of the following remedies in any order or combination Holder may choose in its sole discretion:

                  (i) Terminate this Agreement, in which case the Holder may declare the entire principal amount of the Debenture outstanding and all accrued interest immediately due and payable and demand, at the Holder's election, that the Company convert the Debenture pursuant to paragraph 4; or

                  (ii) Bring an action for equitable relief (1) seeking the specific performance by Company of the terms and conditions of the Debenture, Purchase Agreement, or related documents, and/or enjoining, abating, or preventing any violation of said terms and conditions, and./or (3) seeking declaratory relief.

         D. Enforcement. The Company shall reimburse or pay, on demand, to or on behalf of the Holder the costs and expenses, including reasonable fees and expenses of counsel(s) to the Holder, incurred by the Holder in connection with the enforcement, whether with or without suit, of this Debenture, the Purchase Agreement and any of the related documents if the Holder substantially prevails in it's action.

10.     Miscellaneous.
        -------------

         10.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Utah, without giving effect to the conflicts of laws principles thereof.

         10.2 CONSENT JURISDICTION; SERVICE OF PROCESS AND VENUE. Any legal action or proceeding with respect to this Agreement or any related document may brought in the courts of Utah in the County of Weber, or in the United States District Court for the Northern District of Utah, and, by execution and delivery of this Agreement, the parties hereby irrevocably accept in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

         10.3 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

         10.4 ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersede all prior oral or written arrangements or understandings.

         10.5 HEADINGS. The headings of the various sections of this Agreement have been inserted for reference only and shall not be deemed to be a part of this Agreement.

         10.6 AMENDMENT AND WAIVER. No amendment of any provision of this Agreement shall be effective, unless the same shall be in writing and signed by the Company and the Purchaser. Any failure of the Company to comply with any provision hereof may only be waived in writing by the Purchaser, and any failure of the Purchaser of the Securities, or the Conversion Shares to comply with any provision hereof may only be waived in writing by the Company. No such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or failure. No failure by any party to take any action against any action against any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

         10.7 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         10.8 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the parties hereto and there respective successors and assigns, including each subsequent holder of Securities or Conversion Shares. Except, as otherwise specifically provided herein, this Agreement shall not be assignable by the Company without the prior written consent of the Purchaser.

         10.9 NO THIRD PARTY BENEFICIARIES. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

         10.10 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be (i) delivered in person,
(ii) transmitted by fax (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telephone number set forth below, or such other address or fax number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving fax or one day following deposition with an overnight courier service.

     (e) To the Company:            CRYOCON, INC.
                                    2250 North 1500 West
                                    Ogden, Utah  84404

     (b) To the Purchaser:          PARAGON VENTURE FUND V, LLC.
                                    501 West Monroe Street
                                    Springfield, IL  62704


         10.11 REMEDIES CUMULATIVE. Except as otherwise provided herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or agents as of the day and year first above written.

         COMPANY:

         CRYOCON, INC.

         By:             /s/
             ---------------------------------
                  Robert W. Brunson,
                  President

         PURCHASER:

         PARAGON VENTURE FUND V, LLC


         By:             /s/
             ---------------------------------
                  Lyndell Parks, Manager

                              NOTICE OF CONVERSION

To:      Cryocon, Inc.

         The undersigned registered owner of this Debenture hereby exercises the option to convert this Debenture, or the portion hereof designated below, and the accrued interest thereon designated below into shares of Common Stock in accordance with the terms of the Debenture, and directs that the shares issuable and deliverable upon the conversion, together a new Debenture representing any unconverted principal amount hereof, be issued and delivered the registered owner hereof, unless a different name has been provided below.

Principal Amount to be converted                     $   1,546,236.00
                                                     ----------------



Number of shares of Common Stock                              782,118
                                                     ----------------


Dated:   12-28-00
         --------


           /S/
----------------------------------
Signature:  Lyndell Parks, Manager

Complete the following for registration of shares of Common Stock, if they are to be delivered, or Debentures, if they are to be issued, other than to and in the name of the registered owner:


-------------------------------------
Name

-------------------------------------

-------------------------------------

-------------------------------------
Address



-------------------------------------
Soc. Sec. or Tax I.D. No.